UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): October 19, 2015

INFINITY PROPERTY AND CASUALTY CORPORATION
(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Suite 600, Birmingham, Alabama 35243
(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 19, 2015, Infinity Property and Casualty Corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Robert H. Bateman, Executive Vice President, Chief Financial Officer, and Treasurer. The term of the Employment Agreement is October 19, 2015, through October 19, 2018. Under the terms of the Employment Agreement, the Company has agreed to compensate Mr. Bateman as follows:

•	An annual base salary of, and which shall not be less than, $400,000,

•	A fixed bonus of $200,000 in lieu of participation in Annual Executive Bonus Plan for 2015,

•	Beginning in 2016, participation in the Annual Executive Bonus Plan with a target bonus of at least $320,000,

•	5,085; 5,552; and 3,500 performance shares for the 2015-2017; 2014-2016; and 2013-2015 performance periods, and

•	A 3-year, cliff-vesting restricted stock award of 7,471 shares of Company common stock.
Additional terms of the Employment Agreement are summarized below. This summary is qualified in its entirety by the full text of the Employment Agreement, which is filed as Exhibit 10 to this Form 8-K and incorporated by reference as if fully set forth herein:

•
Severance benefits if Mr. Bateman’s employment is terminated by the Company other than “for cause,” or is terminated by Mr. Bateman for “good reason,” which includes, among other things, the assignment to him of any duties inconsistent with the his status as an executive officer of the Company (including by reason of the Company becoming a subsidiary, or under the control, of a company not an affiliate of Infinity). The Employment Agreement provides that such severance benefits shall consist of the following:

◦	A lump sum payment equal to two times Mr. Bateman’s most recent salary;

◦	A lump sum payment of $320,000, pro-rated based on the actual number of days elapsed in the year in which his termination takes place, plus $640,000;

◦	100% vesting of restricted shares and restricted share units awarded under the Second Amended and Restated 2013 Stock Plan;

◦
A lump sum payment in lieu of a contribution into his 401(k) or SERP account with the amount of the Company match being equal to his eligible wages and deferral election in effect at the time of termination for a period of 18 months; and

◦	Payment of his life insurance and medical and dental benefits for a period of 18 months after termination.

•
In the event of an Mr. Bateman’s death or disability, he (or his estate) will receive a lump sum payment equal to $320,000, pro-rated based upon the actual number of days elapsed in the year in which his termination takes place.

•
Upon termination of employment for any reason, Mr. Bateman would be entitled to receive amounts earned but unpaid during his term of employment, including accrued but unpaid salary, accrued but unused vacation time, and reimbursement of any business expenses incurred prior to termination, and to receive all vested amounts under the Company’s 401(k) Plan, Deferred Compensation Plan, and Supplemental Retirement Plan.

•	During the term of the Employment Agreement and for a period of 24 months following his termination of employment, Mr. Bateman agrees to:

◦	not compete against the Company,

◦	not divert customers or take advantage of business opportunities of which he becomes aware during his employment with the Company,

◦	not solicit, induce or influence or attempt to solicit, induce or influence any employee of the Company to leave his or her employment,

◦	not disclose confidential information of the Company,

◦	provide reasonable cooperation with the Company in any litigation or other proceedings involving the Company, and

◦	not make disparaging statements about the Company.

Item 9.01     Financial Statements and Exhibits
(a)    Financial Statements of Businesses Acquired.  N/A
(b)    Pro Forma Financial Information.  N/A
(c)    Shell Company Transactions.  N/A
(d)    Exhibits.  See Exhibit Index immediately following the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
INFINITY PROPERTY AND CASUALTY
            CORPORATION

BY: /s/ Samuel J. Simon
Samuel J. Simon
Executive Vice President,    General Counsel and Assistant Secretary

October 22, 2015

EXHIBIT INDEX

Exhibit Number	Description
10	Employment Agreement for Mr. Bateman